SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                              FORM 8-K


                           Current Report

                 Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported) March 17, 1998



                    BUTLER NATIONAL CORPORATION
       (Exact name of Registrant as specified in its charter)

         Delaware             0-1678                41-0834293
(State of incorporation)(Commission File Number)(I.R.S. Employer
                                                  Identification No.)



          1546 East Spruce Road, Olathe, Kansas  66061
         (Address of Principal Executive Office)(Zip Code)

  Registrant's telephone number, including area code:  (913) 780-9595

 Former Name, former address and former fiscal year if changed since last report:
 Not Applicable

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

          On March 17, 1998, the Company reported the status of the $1,000 Series B 6% Cumulative Convertible Preferred Stock. The Company issued 547,386 shares of common stock, $.01 par value, for $330,000 face value of the $1,000 Series B 6% Preferred Stock. The shares were issued to accredited investors. The transactions were executed in reliance upon the exemption from registration afforded by Regulation S as promulgated by the Securities and Exchange Commission, under the Securities Act of 1933, as amended.

Signatures

Pursuant to the requirements of the Securities & Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

                              Butler National Corporation
                              (Registrant)

March 17, 1998                /S/Clark D. Stewart
   (Date)                     Clark D. Stewart, President
                              and Chief Executive Officer


March 17, 1998                /S/Edward J. Matukewicz
   (Date)                     Edward J. Matukewicz, Treasurer
                              and Chief Financial Officer